UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2011

COLT DEFENSE LLC
COLT FINANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-171547	32-0031950 27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 232-4489

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        Entry into a Material Definitive Agreement.

On September 29, 2011, Colt Defense LLC (the “Company”), as the US Borrower, Colt Canada Corporation, as the Canadian Borrower (and together with the Company, the “Borrowers”), and Colt Finance Corp., as Guarantor, entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, as Agent, Sole Lead Arranger, Manager and Bookrunner.  Under the terms of the Credit Agreement, senior secured revolving loans are available up to $50 million, with a portion available for letters of credit.  Revolving loans are subject to, among other things, the Borrowing Base as described in the Credit Agreement.  The Company expects to use the proceeds for working capital and general corporate purposes of the Borrowers, as needed.  The maturity date of the Credit Agreement is September 28, 2016.

Also on September 29, 2011, the Company terminated its credit agreement (as amended), dated as of November 10, 2009, among the Company, the other loan parties from time to time thereto, the financial institutions party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 1.02          Termination of a Material Definitive Agreement

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 9.01           Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1
Credit Agreement, dated as of September 29, 2011, by and among Colt Defense LLC, as the US Borrower, Colt Canada Corporation, as the Canadian Borrower and Colt Finance Corp., as the Guarantor, Wells Fargo Capital Finance, LLC, as Agent, Sole Lead Arranger, Manager and Bookrunner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE, LLC By: /s/ Gerald Dinkel Name: Gerald Dinkel Title: Chief Executive Officer and Manager

Dated:  October 4, 2011